1 Contact: ir@bsig.com (617) 369-7300 Exhibit 99.1 BrightSphere Reports Financial and Operating Results for the First Quarter Ended March 31, 2022 • U.S. GAAP earnings per share of $0.53 for the quarter, compared to $0.33 for Q1'21 • ENI earnings per share of $0.52 for the quarter, compared to $0.27 for Q1'21 • Net client cash flows (“NCCF”) for the quarter of $(2.2) billion • AUM of $110.2 billion at March 31, 2022 compared to $117.2 billion at December 31, 2021 • 96%, 86%, 88% and 90% of strategies by revenue beat their respective benchmarks over the prior 1-, 3-, 5-, and 10- year periods as of March 31, 2022 • Repurchased approximately $100 million of common stock (4.1 million shares, 9% of total outstanding common stock) in Q1’22 BOSTON - May 5, 2022 - BrightSphere Investment Group Inc. (NYSE: BSIG) reports its results for the first quarter ended March 31, 2022. Suren Rana, BrightSphere’s President and Chief Executive Officer, said, “We are pleased that in a challenging market environment riddled with significant uncertainty and volatility, our systematic approach and platform continued to produce outperformance for our clients across our strategies. As of March 31, 2022, 96%, 86%, 88% and 90% of our strategies by revenue beat their respective benchmarks over the prior 1-, 3-, 5-, and 10- year periods, respectively. Turning to our financial results, the Company produced ENI earnings per share of $0.52 for the first quarter of 2022 compared to $0.27 in the first quarter of 2021 and $0.53 in the fourth quarter of 2021. Acadian Asset Management (“Acadian”), our sole operating business, generated $48.1 million of Adjusted EBITDA in the first quarter of 2022 compared to $45.5 million in the first quarter of 2021 and $87.6 million in the fourth quarter of 2021. The increase in Adjusted EBITDA compared to the first quarter of 2021 was driven by stronger performance fee reflecting further strengthening of our investment outperformance, while the significant increase in ENI earnings per share compared to the first quarter of 2021 was primarily driven by our continued share repurchases including the tender offer executed in the fourth quarter of 2021. Higher Adjusted EBITDA in the fourth quarter of 2021 compared to the first quarter of 2022 was driven by significantly higher performance fee in the fourth quarter of 2021 due to seasonality as we earn the majority of our performance fee in the fourth quarter. Acadian’s net client cash flows in the first quarter of 2022 were $(2.2) billion with an annualized revenue impact of ($1.1) million, 0.3% of Acadian’s 2021 management fee revenue. Turning to capital management, in the first quarter of 2022, we repurchased approximately $100 million of common stock (4.1 million shares, 9% of total outstanding shares of common stock) and completed full redemption of $125 million of senior notes. We had $88 million outstanding on our revolving credit facility as of March 31, 2022, which reflects drawings to support our regular first quarter seasonal needs. Like in 2021, we expect the facility to be fully paid down by the end of the year. We had a cash balance of approximately $89 million as of March 31, 2022. As our business continues to generate strong free cash flow, we expect to continue deploying excess capital to support organic growth and repurchase our stock.”

2 Dividend Declaration The Company’s Board of Directors approved a quarterly interim dividend of $0.01 per share payable on June 24, 2022 to shareholders of record as of the close of business on June 10, 2022. Conference Call Dial-in The Company will hold a conference call and simultaneous webcast to discuss the results at 11:00 a.m. Eastern Time on May 5, 2022. To listen to the call or view the webcast, participants should: Dial-in: Toll Free Dial-in Number: (888) 330-3451 International Dial-in Number: (646) 960-0843 Conference ID: 2259293 Link to Webcast: https://events.q4inc.com/attendee/363685618 Dial-in Replay: A replay of the call will be available beginning approximately one hour after its conclusion either on BrightSphere’s website, at https://ir.bsig.com or at: Toll Free Dial-in Number: (800) 770-2030 International Dial-in Number: (647) 362-9199 Conference ID: 2259293 About BrightSphere BrightSphere is a global asset management company with one operating subsidiary, Acadian Asset Management, with approximately $110 billion of assets under management as of March 31, 2022. Through Acadian, BrightSphere offers institutional investors across the globe access to a wide array of leading quantitative and solutions-based strategies designed to meet a range of risk and return objectives. For more information, please visit BrightSphere’s website at www.bsig.com. Information that may be important to investors will be routinely posted on our website.

3 Forward Looking Statements This communication includes forward-looking statements which may include, from time to time, anticipated revenues, margins, operating expense and variable compensation ratios, cash flows or earnings growth profile, anticipated performance of the Company’s business going forward, expected sector trends and their potential impact, expected future net cash flows, expected uses of future capital, capital management, including expectations regarding market conditions. The words or phrases ‘‘will likely result,’’ ‘‘are expected to,’’ ‘‘will continue,’’ ‘‘is anticipated,’’ ‘‘can be,’’ ‘‘may be,’’ ‘‘aim to,’’ ‘‘may affect,’’ ‘‘may depend,’’ ‘‘intends,’’ ‘‘expects,’’ ‘‘believes,’’ ‘‘estimate,’’ ‘‘project,’’ and other similar expressions are intended to identify such forward-looking statements. Such statements are subject to various known and unknown risks and uncertainties and readers should be cautioned that any forward-looking information provided by or on behalf of the Company is not a guarantee of future performance. Actual results may differ materially from those in forward-looking information as a result of various factors, some of which are beyond the Company’s control, including but not limited to those discussed above and elsewhere in this communication and in the Company’s most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 28, 2022, including risks related to the disruption caused by the COVID-19 pandemic, which has and is expected to materially affect our business, financial condition, results of operations and cash flows for an extended period of time. Due to such risks and uncertainties and other factors, the Company cautions each person receiving such forward-looking information not to place undue reliance on such statements. Further, such forward-looking statements speak only as of the date of this communication and the Company undertakes no obligations to update any forward looking statement to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events. This communication does not constitute an offer for any fund managed by the Company or any Affiliate of the Company. Non-GAAP Financial Measures This communication contains non-GAAP financial measures. Reconciliations of GAAP to non-GAAP financial measures are included in the Reconciliations and Disclosures section of this communication. Additional reconciliations with respect to certain segment measures are included in the Supplemental Information section of this communication.

4 Q1 2022 EARNINGS PRESENTATION May 5, 2022

5 • U.S. GAAP EPS of $0.53 for Q1'22 compared to $0.33 for Q1'21 • ENI EPS of $0.52 for the quarter compared to $0.27 for Q1'21(1) • Investment performance strengthened further with 96%, 86%, 88% and 90% of strategies by revenue beating their benchmarks over the prior 1-, 3-, 5-, and 10-year periods, respectively, as of March 31, 2022 • Total AUM of $110.2 billion as of March 31, 2022, a 6.0% decrease from December 31, 2021, driven by market decline and net outflows • NCCF of $(2.2) billion for Q1'22; annualized revenue impact from Q1'22 flows of $(1.1) million • Repurchased approximately $100 million of common stock (4.1 million shares, 9% of total outstanding common stock) in Q1'22 • Completed full redemption of $125 million aggregate principal amount outstanding of 5.125% Senior Notes in January 2022; net leverage ratio of 1.3x as of March 31, 2022 • Cash balance of $88.8 million; expect to continue deploying excess capital toward supporting organic growth and for share repurchases BrightSphere Highlights Q1'22 Highlights __________________________________________________________ Please see Definitions and Additional Notes (1) Reflects reclassification of Landmark Partners (“Landmark”) and Thompson, Siegel & Walmsley, LLC (“TSW”) to discontinued operations.

U.S. GAAP Statement of Operations

($ in millions, unless otherwise noted)	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021[(1)]	Increase (Decrease)	December 31, 2021[(1)]
Management fees	$ 102.2	$ 103.8	(1.5)%	$ 106.5
Performance fees	10.0	4.6	117.4 %	56.4
Other revenue	—	1.3	n/m	—
Total revenue	**112.2**	**109.7**	**2.3 %**	**162.9**
Compensation and benefits	46.8	52.6	(11.0)%	91.4
General and administrative	16.9	19.1	(11.5)%	17.6
Depreciation and amortization	5.3	5.5	(3.6)%	5.4
Total operating expenses	**69.0**	**77.2**	**(10.6)%**	**114.4**
Operating income	**43.2**	**32.5**	**32.9 %**	**48.5**
Investment income	(0.1)	2.6	(103.8)%	0.7
Interest income	—	—	— %	0.1
Interest expense	(6.5)	(6.2)	(4.8)%	(6.1)
Loss on extinguishment of debt	(3.2)	—	n/m	—
Gain/(Loss) on sale of Affiliates	—	(1.3)	n/m	15.3
Income from continuing operations before taxes	**33.4**	**27.6**	**21.0 %**	**58.5**
Income tax expense	9.6	9.1	5.5 %	16.5
Income from continuing operations	**23.8**	**18.5**	**28.6 %**	**42.0**
Income from discontinued operations, net of tax	—	21.9	n/m	0.8
Loss on disposal of discontinued operations, net of tax	—	—	—	(3.6)
Net income	**23.8**	**40.4**	**(41.1)%**	**39.2**
Net income attributable to non-controlling interests	—	13.4	n/m	—
Net income attributable to controlling interests	**$ 23.8**	**$ 27.0**	**(11.9)%**	**$ 39.2**
Earnings per share, basic, $	$ 0.54	$ 0.34	58.8 %	$ 0.55
Earnings per share, diluted, $	$ 0.53	$ 0.33	60.6 %	$ 0.53
Average basic shares outstanding (in millions)	44.0	79.3		70.6
Average diluted shares outstanding (in millions)	45.3	82.3		73.5
U.S. GAAP operating margin	39 %	30 %	888 bps	30 %
Pre-tax income from continuing operations attributable to controlling interests	$ 33.4	$ 27.6	21.0 %	$ 58.5
Net income from continuing operations attributable to controlling interests	$ 23.8	$ 18.5	28.6 %	$ 42.0

Q1'22 vs. Q1'21

- Total revenue increased 2.3% from Q1'21 primarily due to higher performance fees, partially offset by the impact of Affiliate dispositions
- Operating expenses decreased (10.6)% from Q1'21 driven by a decrease in compensation and benefits expense as a result of a lower equity plan revaluation and the impact of Affiliate disposition
- Income tax expense increased 5.5% from Q1'21 primarily due to the increase in income from continuing operations
- U.S. GAAP net income attributable to controlling interests decreased (11.9)% primarily due to the loss on extinguishment of debt in Q1'22 and the impact of Affiliate dispositions
- Diluted earnings per share increased 60.6% from Q1'21 driven by the reduction of average diluted shares outstanding driven by share repurchases

Please see Definitions and Additional Notes

(1) Reflects reclassification of Landmark and TSW to discontinued operations.

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Acadian Financial Highlights

- Segment NCCF of $(2.2) billion with $(1.1) million annualized revenue impact for Q1'22 compared to $(3.6) billion with annualized revenue impact of $(8.6) million for Q1'21; AUM decreased 1.2% from Q1'21 driven by outflows
- Investment performance strengthened further in Q1'22 with continued long-term track record of out-performance
- $10.0 million of performance fees recorded in Q1’22 compared to $4.6 million for Q1’21 and $56.4 million for Q4’21; majority of performance fee accounts have measurement dates at the end of the year
- Segment ENI increased 6.5% in Q1'22 compared to Q1'21 primarily due to higher performance fees

Key Performance Metrics

	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021	Increase (Decrease)	Three Months Ended December 31, 2021	Increase (Decrease)
Operational Information					
AUM $b	$ 110.2	$ 111.5	(1.2)%	$ 117.2	(6.0)%
Average AUM $b	$ 111.3	$ 109.3	1.8 %	$ 114.0	(2.4)%
NCCF $b	$ (2.2)	$ (3.6)	$ 1.4	$ (0.8)	$ (1.4)
Annualized Revenue Impact of NCCF $m	$ (1.1)	$ (8.6)	$ 7.5	$ 0.1	$ (1.2)
ENI management fee rate (bps)	37	37	—	37	—
Economic Net Income Basis					
ENI Revenue $m	$ 112.2	$ 103.5	8.4 %	$ 162.9	(31.1)%
Segment Economic Net Income $m	$ 42.9	$ 40.3	6.5 %	$ 82.2	(47.8)%
ENI Operating Margin	39.9 %	40.4 %	(50) bps	52.9 %	(1300) bps
Adjusted EBITDA $m	$ 48.1	$ 45.5	5.7 %	$ 87.6	(45.1)%

Investment Performance

Revenue-Weighted (1)


100%
50%
0%
86%
88%
90%

	3-Year	5-Year	10-Year
Q4'21	82%	86%	90%
Q1'21	57%	84%	91%

Equal-Weighted


100%
50%
0%
76%
77%
83%

	3-Year	5-Year	10-Year
Q4'21	68%	71%	86%
Q1'21	60%	68%	84%

Asset-Weighted


100%
50%
0%
78%
80%
84%

	3-Year	5-Year	10-Year
Q4'21	73%	77%	83%
Q1'21	53%	75%	87%

Please see Definitions and Additional Notes

(1) As of March 31, 2022, Acadian’s assets representing 96% of revenue were outperforming benchmarks on a 1- year basis, compared to 74% at March 31, 2021 and 89% at December 31, 2021.

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8 Acadian Platform Overview • Leading, at-scale, systematic investment manager with a track record of over 35 years and $110.2 billion in AUM as of March 31, 2022 • Quant-focused investment platform with leadership across team, technology and data, offering unique capabilities in long-only active, ESG, multi-asset class, managed volatility and long-short • Strong investment performance with more than 85% of strategies outperforming benchmarks over short and long-term horizons as of March 31, 2022 • Diversified offerings with more than 70 strategies across developed and emerging markets; approximately 80% of AUM invested outside the U.S. • Long-standing relationships with 950+ premier global institutional clients (average client relationship of 8 years) • Experienced management team with a proven track record (average tenure of 20 years at Acadian) Business Overview Investment Team Investment Data 70 Team Members 23 Advanced Degrees 15 Average Years of Experience Flexible, Modular Platforms 200 Million Observations Daily 32 Terabyte Database 150+ Global Markets Over 43,000 Traded Assets 121 Team Members 26 PhDs, 40 CFAs 110 Advanced Degrees 15 Average Years of Experience Technology Platform

9 % of Strategies Beating Benchmark (Revenue-Weighted) 96% 86% 88% 90% 1-Year 3-Year 5-Year 10-Year —% 20% 40% 60% 80% 100% Investment Outperformance across 1-, 3-, 5-, and 10-Year Horizons ___________________________________________________________ Please see Definitions and Additional Notes (1) Data as of March 31, 2022. (1)

10 History of Strong AUM Growth Acadian's Total Ending AUM 2012 - March 31, 2022 $51.9 $65.2 $70.3 $66.8 $75.0 $97.7 $86.2 $101.9 $107.4 $117.2 $110.2 12/31/12 12/31/13 12/31/14 12/31/15 12/31/16 12/31/17 12/31/18 12/31/19 12/31/20 12/31/21 03/31/22 $40.0 $50.0 $60.0 $70.0 $80.0 $90.0 $100.0 $110.0 $120.0 $B

11 Developed Markets 75.3% Emerging Markets 24.7% USA 68.0% Europe 17.7% Asia 3.3%Australia 5.3% Other 5.8% Public/Government 43.2% Commingled Trust/UCIT 23.0% Corporate/ Union 13.8% Sub-advisory 12.4% Other 7.6% AUM by Client Type AUM by Client Location Total: $110.2 billion(1) Diversified Asset Base ___________________________________________________________ Please see Definitions and Additional Notes (1) Data as of March 31, 2022. AUM by Strategy

12 • Integration: Analysis of non-financial considerations integrated into the investment process • Active Ownership: Vote proxies when delegated proxy voting responsibility to provide consistency with agreed-on ESG principles • Governance and Monitoring: Governed by the firm’s Responsible Investing Committee, comprised of senior executives • Behavioral-finance perspective: leveraging well established biases of overconfidence leading to demand for high-risk stocks in excess of fundamental justifications Investment Capabilities Active Long-Only Equity Diversified Quant offerings including ESG-focused strategies Capability Attributes & Approach Multi-Asset Class ESG Long Short Equity Managed Volatility Equity • Portfolios implemented via long/short positions across Equities, Bonds, FX, Commodities, and Volatility, using multiple instrument types, with an investment universe comprising over 100 different markets • Return models use intrinsic factors (e.g., Value, Carry, Quality) and cross-asset factors incorporating macro themes (e.g., Growth, Inflation, Stimulus) • Leverage numerous behavioral factors grounded in sound investment theory and psychological underpinnings; factors supported by observations from a range of disciplines, including statistical analysis, fundamentals, economic science, and behavioral finance • Stock forecasts incorporate multi-factor analysis • Strategies designed to be uncorrelated with equity benchmarks and other traditional asset classes and indices • Leverage over 60 indicators: these most often can be classified as Value, Quality, Growth and Technical

13 Sector Tailwinds Expected to Support Long Term Growth Alpha Secular Trends Anticipated Impact for Acadian Brand Flows Asset Classes (Alts, ESG, China, etc.) Explosive Growth in Alternative Data Continued Development of Advanced Techniques: Machine Learning, AI Scale of Investment in Data, Technology, and Talent Increasingly Important Growing Demand for Uncorrelated Strategies and Customization

Acadian's Recent and Ongoing Growth Initiatives

Investment Theme	Acadian Solutions
Demand for Diversification, Downside Protection, and Fixed Income Replacements	• **Systematic Macro** ◦ Began offering to broad markets in late 2019; systematic macro strategies have since grown to approximately $2 billion in AUM ◦ ***Multi-Asset Absolute Return, Commodities Absolute Return*** • **Equity Alternative** ◦ Systematically apply new signals, alternative data and portfolio construction techniques ◦ ***Differentiated Hedge Fund Strategies, Equity Long-Short, Market Neutral***
ESG / Responsible Investing	• ESG focused strategies represented $1.04 trillion in AUM industrywide as of December 31, 2021[(1)] • Systematic investors well-positioned to customize sustainable portfolios and implement dynamic programs to meet Net Zero pathways • In 2021, expanded Responsible Investing Team to increase focus on integration, customization and engagement • Responsible investing capabilities integrate throughout all strategies and provide a platform for client-specific solutions and innovative engagement • ***Alpha Signals, Portfolio Customization, Net Zero Glidepaths***
China Market Focused Strategies	• China market is one of the world's largest and most liquid, yet retail investor dominated and awash with market inefficiencies • Launched dedicated China A strategy in 2018, continue to expand strategy leveraging more local data and investment signals

Please see Definitions and Additional Notes
(1) "eVestment Institutional Trends Quarterly Webcast: Dec 2021"

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15 • Leveraging broad quant capabilities to provide exposures and solutions sought by clients • Highly scalable offerings with substantial capacity and global demand • Multi-Asset Class capability has met increased demand for broad-based, bespoke investment solutions Disciplined Execution of Long-Term Growth Strategy • Product innovation ◦ Extensions of quant investment strategies into high-demand areas supported by ongoing seeding program • Distribution enhancements ◦ Expansion of distribution teams including entry into new markets and channels • Strong free cash flow generated from a broad array of investment strategies • Continue deploying free cash flow toward supporting organic growth and for share repurchases Continue Harnessing our Unique Quant Capabilities Additional Growth Levers Drive Shareholder Value __________________________________________________________ Please see Definitions and Additional Notes

Key Performance Metrics

Key Performance Metrics[1]

($ in millions, unless otherwise noted)	Three Months Ended March 31,			Three Months Ended December 31,	
U.S. GAAP Basis[2]	2022	2021	Increase (Decrease)	2021	Increase (Decrease)
Revenue	$ 112.2	$ 109.7	2.3 %	$ 162.9	(31.1)%
Pre-tax income from cont. ops. attributable to controlling interests	33.4	27.6	21.0 %	58.5	(42.9)%
Net income attributable to controlling interests	23.8	27.0	(11.9)%	39.2	(39.3)%
Diluted shares outstanding (in millions)	45.3	82.3		73.5	
Diluted earnings per share, $	$ 0.53	$ 0.33	60.6 %	$ 0.53	— %
U.S. GAAP operating margin[2]	39 %	30 %	888 bps	30 %	873 bps
Economic Net Income Basis (Non-GAAP measure used by management)[2]					
ENI revenue	$ 112.2	$ 109.8	2.2 %	$ 162.9	(31.1)%
Pre-tax economic net income	32.2	30.8	4.5 %	57.4	(43.9)%
Economic net income	23.4	22.5	4.0 %	39.3	(40.5)%
ENI diluted earnings per share, $	$ 0.52	$ 0.27	92.6 %	$ 0.53	(1.9)%
Adjusted EBITDA	43.0	42.1	2.1 %	69.1	(37.8)%
ENI operating margin	34 %	34 %	34 bps	41 %	(664) bps
Other Operational Information[2]					
Assets under management at period end ($ in billions)	$ 110.2	$ 120.2	(8.3)%	$ 117.2	(6.0)%
Net client cash flows ($ in billions)	(2.2)	(3.5)	n/m	(0.8)	n/m
Annualized revenue impact of net flows ($ in millions)	(1.1)	(7.9)	n/m	0.1	n/m

Please see Definitions and Additional Notes

(1) *Please see Reconciliations and Disclosures for the reconciliation of Net income attributable to controlling interests to Adjusted EBITDA and ENI.*

(2) *For the three months ended March 31, 2021, Landmark and TSW results are classified as discontinued operations and are therefore not reflected in U.S. GAAP pre-tax income from continuing operations attributable to controlling interests, U.S. GAAP operating margin, ENI and other operational metrics*

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17 ENI Revenue • ENI revenue includes management fees and performance fees. In Q1’21 ENI revenue includes our share of earnings from our previously disposed equity-accounted Affiliate. • Q1'22 ENI revenue of $112.2 million increased from Q1'21 by 2% driven by higher performance fees that off-set the impact of dispositions • Management fees decreased (2)% from Q1'21 primarily due to a decrease in average AUM; impact on AUM from dispositions was partly offset by positive equity market return over the past twelve months Commentary ENI Revenue(1) ($M) Three Months Ended March 31, Three Months Ended December 31, 2022 2021 Increase (Decrease) 2021 Increase (Decrease) Management fees $ 102.2 $ 103.8 (2)% $ 106.5 (4)% Performance fees 10.0 4.6 n/m 56.4 n/m Other income, including equity-accounted Affiliate — 1.4 n/m — n/m ENI revenue $ 112.2 $ 109.8 2% $ 162.9 (31)% __________________________________________________________ Please see Definitions and Additional Notes (1) Reflects reclassification of Landmark and TSW to discontinued operations for the three months ended March 31, 2021.

ENI Operating Expenses

Commentary

- Total ENI operating expenses reflect Affiliate operating expenses and Center expenses (excluding variable compensation)
- ENI Operating expenses decreased to $45.6 million in Q1'22 from $48.8 million in Q1'21 reflecting the disposition of Affiliate; Q1'22 Operating Expense Ratio[1] decreased to 44.6% for the period from 47.0% in Q1'21
- 2022 Operating Expense Ratio expected to be approximately 46%-49% if the equity market remains at the same level; ratio is subject to fluctuations as AUM and ENI management fees change

ENI Operating Expenses[3]

($M)	Three Months Ended March 31, 2022 $M	2022 % of MFs[2]	2021 $M	2021 % of MFs[2]	Increase (Decrease)	Three Months Ended December 31, 2021 $M	2021 % of MFs[2]	Increase (Decrease)
Fixed compensation and benefits	$ 21.9	21.4 %	$ 24.3	23.4 %	(10)%	$ 25.1	23.6 %	(13)%
G&A expenses (excl. sales-based compensation)	16.5	16.1 %	17.4	16.8 %	(5)%	16.5	15.5 %	—%
Depreciation and amortization	5.3	5.2 %	5.5	5.3 %	(4)%	5.4	5.1 %	(2)%
Core operating expense subtotal	**$ 43.7**	**42.7 %**	**$ 47.2**	**45.5 %**	(7)%	**$ 47.0**	**44.1 %**	(7)%
Sales-based compensation	1.9	1.9 %	1.6	1.5 %	19%	2.2	2.1 %	(14)%
Total ENI operating expenses	**$ 45.6**	**44.6 %**	**$ 48.8**	**47.0 %**	(7)%	**$ 49.2**	**46.2 %**	(7)%
Note: ENI management fees	$ 102.2		$ 103.8		(2)%	$ 106.5		(4)%

Please see Definitions and Additional Notes

(1) Operating Expense Ratio reflects total ENI operating expenses as a percent of management fees.
(2) Represents reported ENI management fee revenue.
(3) Reflects reclassification of Landmark and TSW to discontinued operations for the three months ended March 31, 2021.

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ENI Variable Compensation

Commentary

- Variable compensation is typically awarded based on contractual percentage of each Affiliate's ENI earnings before variable compensation plus Center bonuses and also includes a contractual split of certain performance fees which is recognized over the contractual vesting period
  - Affiliate variable compensation includes cash and equity provided through recycling
  - Center variable compensation includes cash and BSIG equity
- Q1'22 Variable Compensation Ratio increased to 41.9% from 38.5% in Q1'21 due to non-cash equity based award amortization and deferred compensation expenses
- 2022 Variable Compensation Ratio expected to be 40%-42%

ENI Variable Compensation[1]

($M)	Three Months Ended March 31,			Three Months Ended December 31,	
	2022	2021	Increase (Decrease)	2021	Increase (Decrease)
Cash variable compensation	$ **25.3**	$ **22.5**	*12%*	$ **45.1**	*(44)%*
Add: Non-cash equity-based award amortization	2.6	1.0	*160%*	1.6	*63%*
Variable compensation	**27.9**	**23.5**	*19%*	**46.7**	*(40)%*
Earnings before variable compensation	$ **66.6**	$ **61.0**	*9%*	$ **113.7**	*(41)%*
Variable Compensation Ratio (VC as % of earnings before variable comp.)	41.9 %	38.5 %	*337 bps*	41.1 %	*82 bps*

Please see Definitions and Additional Notes

(1) Reflects reclassification of Landmark and TSW to discontinued operations for the three months ended March 31, 2021.

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Affiliate Key Employee Distributions

Commentary

- Represents employees' share of profit from their respective Affiliate[1]
- Q1'22 Distribution Ratio of 4.9% higher than Q1'21 mainly due to dispositions and mix of earnings
- 2022 Distribution Ratio expected to be 7%-10%; mix of core and performance fee profits will impact the ratio

Affiliate Key Employee Distributions[2]

($M)	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021	Increase (Decrease)	Three Months Ended December 31, 2021	Increase (Decrease)
(A) Earnings after variable compensation (ENI operating earnings)	$ 38.7	$ 37.5	*3%*	$ 67.0	*(42)%*
(B) **Less: Affiliate key employee distributions**	**(1.9)**	**(1.3)**	*46%*	**(3.9)**	*(51)%*
Earnings after Affiliate key employee distributions	$ 36.8	$ 36.2	*2%*	$ 63.1	*(42)%*
Affiliate Key Employee Distribution Ratio ((B) / (A))	4.9 %	3.5 %	*144 bps*	5.8 %	*(91) bps*

Please see Definitions and Additional Notes

(1) Our Affiliate is Acadian as of March 31,2022 and December 31, 2021. Our Affiliates are Acadian, Campbell Global LLC ("Campbell Global"), and Investment Counselors of Maryland ("ICM") for the three months ended March 31, 2021.

(2) Reflects reclassification of Landmark and TSW to discontinued operations for the three months ended March 31, 2021.

BRIGHTSPHERE Investment Group

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21 Balance Sheet ($M) March 31, 2022 December 31, 2021 Assets Cash and cash equivalents $ 88.8 $ 252.1 Investment advisory fees receivable 114.3 167.1 Right of use assets 63.3 65.1 Investments 53.4 54.5 Other assets 174.3 176.0 Total assets $ 494.1 $ 714.8 Liabilities and shareholders’ equity Accounts payable and accrued expenses $ 49.9 $ 152.6 Revolving credit facility 88.0 — Third party borrowings 273.2 394.9 Operating lease liabilities 76.1 77.6 Other liabilities 104.8 107.3 Total liabilities $ 592.0 $ 732.4 Shareholders’ equity (97.9) (17.6) Total equity (97.9) (17.6) Total liabilities and equity $ 494.1 $ 714.8 Weighted average quarterly diluted shares 45.3 73.5 Leverage ratio(1) 1.7 x 1.9 x Net leverage ratio(2) 1.3 x 0.7 x Balance Sheet Management • $0.01 per share interim dividend approved ◦ Payable June 24 to shareholders of record as of June 10 • March 31 net leverage ratio (third party borrowings and revolving credit facility, net of total cash and cash equivalents / Adj. EBITDA) of 1.3x ◦ Redeemed $125 million aggregate principal amount of 5.125% Senior Notes in January 2022 ◦ Outstanding amount on the revolving credit facility reflects draws to support first quarter seasonal needs; expected to be fully paid down by year-end • Total seed and co-investment holdings of $8.7 million Capital Dividend _______________________________________________________________ (1) Represents the Company’s third party borrowings and revolving credit facility, divided by last twelve months Adjusted EBITDA. (2) Represents the Company’s third party borrowings and revolving credit facility, net of total cash and cash equivalents, divided by last twelve months Adjusted EBITDA.

22 Supplemental Information

Segment Information for Q1'22 and Q1'21

($ in millions, unless otherwise noted)	Three Months Ended March 31, 2022: Quant & Solutions	Other	Reconciling Items[1]	Total U.S. GAAP[3]	Three Months Ended March 31, 2021: Quant & Solutions	Other[4]	Reconciling Items[1]	Total U.S. GAAP[3]
ENI Revenue	$ 112.2	$ —	$ —	$ 112.2	$ 103.5	$ 6.3	$ (0.1)	$ 109.7
ENI Operating Expenses	41.1	4.5	(6.4)	39.2	39.1	9.7	3.1	51.9
Earnings before variable compensation	71.1	(4.5)	6.4	73.0	64.4	(3.4)	(3.2)	57.8
Variable compensation	26.3	1.6	—	27.9	22.6	0.9	0.5	24.0
Earnings after variable compensation	44.8	(6.1)	6.4	45.1	41.8	(4.3)	(3.7)	33.8
Affiliate key employee distributions	1.9	—	—	1.9	1.5	(0.2)	—	1.3
Earnings after Affiliate key employee distributions	42.9	(6.1)	6.4	43.2	40.3	(4.1)	(3.7)	32.5
Net interest expense	—	(4.6)	(1.9)	(6.5)	—	(5.4)	(0.8)	(6.2)
Net investment income	—	—	(0.1)	(0.1)	—	—	2.6	2.6
Loss on extinguishment of debt	—	—	(3.2)	(3.2)	—	—	—	—
Loss on sale of subsidiary	—	—	—	—	—	—	(1.3)	(1.3)
Net loss attributable to non-controlling interest	—	—	—	—	—	—	(13.4)	(13.4)
Income tax expense	—	(8.8)	(0.8)	(9.6)	—	(8.3)	(0.8)	(9.1)
Income from discontinued operations, net of tax	—	—	—	—	—	—	21.9	21.9
Economic Net Income	$ 42.9	$ (19.5)	$ 0.4	$ 23.8	$ 40.3	$ (17.8)	$ 4.5	$ 27.0
Adjusted EBITDA[2]	$ 48.1	$ (5.1)	$ (19.2)	$ 23.8	$ 45.5	$ (3.4)	$ (15.1)	$ 27.0
Segment Assets Under Management ($b)	$ 110.2	$ —	$ —	$ 110.2	$ 111.5	$ 8.7	$ —	$ 120.2

Please see Definitions and Additional Notes

(1) *For further information and additional reconciliations between GAAP and non-GAAP measures, refer to the Reconciliations and Disclosures section of this presentation and the Company's Quarterly Report on Form 10-Q.*

(2) *Please see Reconciliations and Disclosures for the reconciliation of net income attributable to controlling interests to Adjusted EBITDA and ENI.*

(3) *Represents U.S. GAAP equivalent of non-GAAP segment information presented. The most directly comparable U.S. GAAP measure of ENI revenue is U.S. GAAP revenue. The most directly comparable U.S. GAAP measure of ENI operating expenses is U.S. GAAP operating expenses, which is comprised of Operating expenses, Variable compensation and Affiliate key employee distributions above. The most directly comparable U.S. GAAP measure of Earnings after Affiliate key employee distributions is U.S. GAAP Operating Income. The U.S. GAAP equivalent of Economic Net Income is U.S. GAAP Net Income attributable to controlling interests. The U.S. GAAP equivalent of Adjusted EBITDA is U.S. GAAP Net Income attributable to controlling interests.*

(4) *The corporate head office is included within the Other category, along with the Company's previously disposed affiliates, Campbell Global and ICM.*

BRIGHTSPHERE Investment Group

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Segment Information for Q4'21

($ in millions, unless otherwise noted)	Three Months Ended December 31, 2021			
	Quant & Solutions	Other	Reconciling Items[1]	Total U.S. GAAP[3]
ENI Revenue	**$ 162.9**	**$ —**	**$ —**	**$ 162.9**
ENI Operating Expenses	**44.0**	**5.2**	**14.6**	**63.8**
Earnings before variable compensation	**118.9**	**(5.2)**	**(14.6)**	**99.1**
Variable compensation	32.7	14.0	—	46.7
Earnings after variable compensation	**86.2**	**(19.2)**	**(14.6)**	**52.4**
Affiliate key employee distributions	4.0	(0.1)	—	3.9
Earnings after Affiliate key employee distributions	**82.2**	**(19.1)**	**(14.6)**	**48.5**
Net interest expense	—	(5.7)	(0.3)	(6.0)
Net investment income	—	—	0.7	0.7
Gain (loss) on sale of Affiliate	—	—	15.3	15.3
Income tax (expense) benefit	—	(18.1)	1.6	(16.5)
Income from discontinued operations, net of tax	—	—	0.8	0.8
Loss on disposal of discontinued operations, net of tax	—	—	(3.6)	(3.6)
Economic Net Income	**$ 82.2**	**$ (42.9)**	**$ (0.1)**	**$ 39.2**
Adjusted EBITDA[2]	$ 87.6	$ (18.5)	$ (29.9)	$ 39.2
Segment Assets Under Management ($b)	**$ 117.2**	**$ —**	**$ —**	**$ 117.2**

Please see Definitions and Additional Notes

(1) *For further information and additional reconciliations between GAAP and non-GAAP measures, refer to the Reconciliations and Disclosures section of this presentation and the Company's Quarterly Report on Form 10-Q.*

(2) *Please see Reconciliations and Disclosures for the reconciliation of net income attributable to controlling interests to Adjusted EBITDA and ENI.*

(3) *Represents U.S. GAAP equivalent of non-GAAP segment information presented. The most directly comparable U.S. GAAP measure of ENI revenue is U.S. GAAP revenue. The most directly comparable U.S. GAAP measure of ENI operating expenses is U.S. GAAP operating expenses, which is comprised of Operating expenses, Variable compensation and Affiliate key employee distributions above. The most directly comparable U.S. GAAP measure of Earnings after Affiliate key employee distributions is U.S. GAAP Operating Income. The U.S. GAAP equivalent of Economic Net Income is U.S. GAAP Net Income attributable to controlling interests. The U.S. GAAP equivalent of Adjusted EBITDA is U.S. GAAP Net Income attributable to controlling interests.*

BRIGHTSPHERE
Investment Group
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Assets Under Management Rollforward by Segment

($ in billions, unless otherwise noted)	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021	December 31, 2021
Quant and Solutions			
Beginning balance	$ 117.2	$ 107.0	$ 113.7
Gross inflows	3.5	2.2	2.9
Gross outflows	(6.6)	(6.4)	(4.4)
Reinvested income and distributions	0.9	0.6	0.7
Net flows	**(2.2)**	**(3.6)**	**(0.8)**
Market appreciation (depreciation)	(4.8)	7.0	4.3
Other[1]	—	1.1	—
Ending balance	**$ 110.2**	**$ 111.5**	**$ 117.2**
Average AUM[1]	$ 111.3	$ 109.3	$ 114.0
Other[2]			
Beginning balance	$ —	$ 9.0	$ —
Gross inflows	—	0.2	—
Gross outflows	—	(0.1)	—
Net flows	**—**	**0.1**	**—**
Market depreciation	—	0.7	—
Other	—	(1.1)	—
Ending balance	**$ —**	**$ 8.7**	**$ —**
Average AUM		$ 8.3	
Average AUM of consolidated Affiliates		$ 4.7	
Total			
Beginning balance	$ 117.2	$ 116.0	$ 113.7
Gross inflows	3.5	2.4	2.9
Gross outflows	(6.6)	(6.5)	(4.4)
Reinvested income and distributions	0.9	0.6	0.7
Net flows	**(2.2)**	**(3.5)**	**(0.8)**
Market appreciation (depreciation)	(4.8)	7.7	4.3
Ending balance	**$ 110.2**	**$ 120.2**	**$ 117.2**
Discontinued operations adjustment	—	43.1	—
Adjusted ending balance	**$ 110.2**	**$ 163.3**	**$ 117.2**
Average AUM	$ 111.3	$ 117.6	$ 114.0
Average AUM of consolidated Affiliates	$ 111.3	$ 114.0	$ 114.0
ENI management fee rate of consolidated Affiliates	37.3	37.0	37.1
Basis points: inflows	50.3	49.0	41.6
Basis points: outflows	33.4	34.0	33.1
Annualized revenue impact of net flows (in millions)	**$ (1.1)**	**$ (7.9)**	**$ 0.1**

(1) Average AUM equals average AUM of consolidated Affiliates.
(2) The Other category consists of the Company's previously disposed affiliates, Campbell Global and ICM for the three months ended March 31, 2021.

BRIGHTSPHERE Investment Group
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26 Reconciliations and Disclosures

Reconciliations from U.S. GAAP to Non-GAAP Measures(1)(2)

($ in millions)	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021	Three Months Ended December 31, 2021
U.S. GAAP net income attributable to controlling interests	$ 23.8	$ 27.0	$ 39.2
Adjustments to reflect the economic earnings of the Company:			
1 Non-cash key employee-owned equity and profit interest revaluations(3)	(6.8)	0.4	13.5
2 Amortization of acquired intangible assets(3)	—	—	—
3 Capital transaction costs(3)	5.0	0.5	1.0
4 Seed/Co-investment (gains) losses and financings(3)(6)	0.2	(3.9)	(0.5)
5 Tax benefit of goodwill and acquired intangible deductions	0.3	0.3	0.3
6 Discontinued operations attributable to controlling interests and restructuring(3)(4)	0.4	(2.3)	(12.3)
Total adjustment to reflect earnings of the Company	$ (0.9)	$ (5.0)	$ 2.0
7 Tax effect of above adjustments(3)	0.3	—	0.3
ENI tax normalization	0.2	0.5	(2.2)
Economic net income	$ 23.4	$ 22.5	$ 39.3
ENI net interest expense to third parties	4.6	5.4	5.7
Depreciation and amortization(5)	6.2	5.9	6.0
Tax on Economic Net Income	8.8	8.3	18.1
Adjusted EBITDA	$ 43.0	$ 42.1	$ 69.1

ENI Adjustments

1. Exclude non-cash expenses representing changes in the value of Affiliate equity and profit interests held by Affiliate key employees
2. Exclude non-cash amortization or impairment expenses related to acquired goodwill and other intangibles
3. Exclude capital transaction costs including the costs of raising debt or equity, gains or losses realized as a result of redeeming debt or equity and direct incremental costs associated with acquisitions of businesses or assets
4. Exclude gains/losses on seed capital and co-investments, as well as related financing costs
5. Include cash tax benefits related to tax amortization of acquired intangibles
6. Exclude results of discontinued operations as they are not part of the ongoing business, and restructuring costs incurred in continuing operations
7. Exclude one-off tax benefits or costs unrelated to current operations

Please see Definitions and Additional Notes

(1) *For further information and additional reconciliations between U.S. GAAP and non-GAAP measures, see the Company's Quarterly Report on Form 10-Q.*
(2) *The three months ended March 31, 2021 reflects reclassification of Landmark and TSW to discontinued operations.*
(3) *Tax-affected items for which adjustments are included in "Tax effect of above adjustments" line, excluding the discontinued operations component of item 6; taxed at 27.3% U.S. statutory rate (including state tax).*
(4) *The three months ended March 31, 2022 includes restructuring costs, which include costs associated with the transfer of an insurance policy from our former Parent of $0.3 million and restructuring at Acadian of $0.1 million. The three months ended March 31, 2021 includes income from discontinued operations attributable to controlling interests of $(5.4) million and restructuring costs, which include costs associated with the transfer of an insurance policy from our former Parent of $0.3 million, restructuring related expenses at the Center and Affiliates of $1.5 million, and the loss on sale of a business unit of $1.3 million. The three months ended December 31, 2021 includes loss from discontinued operations attributable to controlling interests of $2.8 million and restructuring costs, which include costs associated with the transfer of an insurance policy from our former Parent of $0.3 million, and restructuring related expenses at the Center and Affiliates of $(0.2) million, and the gain on sale of Affiliates of $(15.3) million.*
(5) *Includes non-cash equity-based award amortization expense.*
(6) *Includes seed/co-investment (gains) losses attributable to discontinued operations for the three months ended March 31, 2021.*

BRIGHTSPHERE Investment Group

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Reconciliations from U.S. GAAP to Non-GAAP Measures[1] (cont.)

Reconciliation of per-share U.S. GAAP Net Income to Economic Net Income per share[2]

($)	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021	Three Months Ended December 31, 2021
U.S. GAAP net income per share	$ 0.53	$ 0.33	$ 0.53
Adjustments to reflect the economic earnings of the Company:			
i. Non-cash key employee-owned equity and profit interest revaluations	(0.15)	—	0.18
ii. Capital transaction costs	0.11	0.01	0.01
iii. Seed/Co-investment (gains) losses and financing	—	(0.05)	(0.01)
iv. Tax benefit of goodwill and acquired intangibles deductions	0.01	—	0.01
v. Discontinued operations and restructuring	0.01	(0.03)	(0.17)
vi. ENI tax normalization	—	0.01	(0.03)
Tax effect of above adjustments, as applicable	0.01	—	0.01
Economic net income per share	$ 0.52	$ 0.27	$ 0.53

Reconciliation of U.S. GAAP Revenue to ENI Revenue[2]

($ in millions)	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021	Three Months Ended December 31, 2021
U.S. GAAP revenue	$ 112.2	$ 109.7	$ 162.9
Include investment return on equity-accounted Affiliate	—	1.1	—
Exclude fixed compensation reimbursed by customers	—	(1.0)	—
ENI revenue	$ 112.2	$ 109.8	$ 162.9

Please see Definitions and Additional Notes

(1) *For further information and additional reconciliations between U.S. GAAP and non-GAAP measures, see the Company's Quarterly Report on Form 10-Q.*

(2) *Reflects reclassification of Landmark and TSW to discontinued operations for the three months ended March 31, 2021.*

BRIGHTSPHERE Investment Group

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Reconciliations from U.S. GAAP to Non-GAAP Measures[1] (cont.)

Reconciliation of U.S. GAAP Operating Expense to ENI Operating Expense[2]						
($ in millions)	Three Months Ended					
		March 31, 2022		March 31, 2021		December 31, 2021
U.S. GAAP operating expense	$	69.0	$	77.2	$	114.4
Less: items excluded from ENI						
Non-cash key employee-owned equity and profit interest revaluations		6.8		(0.4)		(13.5)
Capital transaction costs		—		(0.4)		(0.9)
Restructuring costs[3]		(0.4)		(1.8)		(0.2)
Compensation reimbursed by customers		—		(1.0)		—
Less: items segregated out of U.S. GAAP operating expense						
Variable compensation[4]		(27.9)		(23.5)		(46.7)
Affiliate key employee distributions		(1.9)		(1.3)		(3.9)
ENI operating expense	$	45.6	$	48.8	$	49.2

Please see Definitions and Additional Notes

(1) *For further information and additional reconciliations between U.S. GAAP and non-GAAP measures, see the Company's Quarterly Report on Form 10-Q.*

(2) *Reflects reclassification of Landmark and TSW to discontinued operations for the three months ended March 31, 2021.*

(3) *The three months ended March 31, 2022 includes costs associated with the transfer of an insurance policy from our former Parent of $0.3 million and restructuring at the Affiliate of $0.1 million. The three months ended March 31, 2021 includes costs associated with the transfer of an insurance policy from our former Parent of $0.3 million, and restructuring related expenses at the Center and Affiliates of $1.5 million. The three months ended December 31, 2021 includes costs associated with the transfer of an insurance policy from our former Parent of $0.3 million and restructuring related expenses at the Center and Affiliate of $(0.2) million.*

(4) *Represents ENI variable compensation. For the three months ended March 31, 2022, March 31, 2021, and December 31, 2021, the U.S. GAAP equivalent of variable compensation was $27.9 million, $24.0 million and $46.7 million, respectively.*

BRIGHTSPHERE Investment Group

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30 Reconciliations from U.S. GAAP to Non-GAAP Measures(1)(cont.) Reconciliation of U.S. GAAP Pre-tax Income from Continuing Operations to Pre-tax ENI(2) ($ in millions) Three Months Ended March 31, March 31, December 31, 2022 2021 2021 U.S. GAAP pre-tax income from continuing operations $ 33.4 $ 27.6 $ 58.5 Adjustments to reflect the economic earnings of the Company: Non-cash key employee-owned equity and profit interest revaluations (6.8) 0.4 13.5 Capital transaction costs 5.0 0.5 1.0 Seed/Co-investment (gains) losses and financings 0.2 (0.8) (0.5) Discontinued operations and restructuring costs(3) 0.4 3.1 (15.1) Pre-tax ENI $ 32.2 $ 30.8 $ 57.4 ___________________________________________________________ Please see Definitions and Additional Notes (1) For further information and additional reconciliations between U.S. GAAP and non-GAAP measures, see the Company’s Quarterly Report on Form 10-Q. (2) Reflects reclassification of Landmark and TSW to discontinued operations. (3) The three months ended March 31, 2022 includes costs associated with the transfer of an insurance policy from our former Parent of $0.3 million and restructuring at the Affiliate of $0.1 million. The three months ended March 31, 2021 includes costs associated with the transfer of an insurance policy from our former Parent of $0.3 million, restructuring related expenses at the Affiliates of $1.5 million, and the loss on sale of a business unit of $1.3 million. The three months ended December 31, 2021 includes costs associated with the transfer of an insurance policy from our former Parent of $0.3 million, restructuring related expenses at the Center and Affiliate of $(0.2) million, and the gain on sale of Affiliates of $(15.3) million.

31 Definitions and Additional Notes References to “BrightSphere,” “BSIG” or the “Company” refer to BrightSphere Investment Group Inc.; references to “OM plc” or “Parent” refer to Old Mutual plc, the Company’s former parent; references to “BSUS” or the “Center” refer to the holding company excluding the Affiliates. BrightSphere operates its business through one asset management firm (the “Affiliate”). BrightSphere’s distribution activities are conducted in various jurisdictions through affiliated companies in accordance with local regulatory requirements. The Company uses a non-GAAP performance measure referred to as economic net income (“ENI”) to represent its view of the underlying economic earnings of the business. ENI is used to make resource allocation decisions, determine appropriate levels of investment or dividend payout, manage balance sheet leverage, determine Affiliate variable compensation and equity distributions, and incentivize management. The Company’s ENI adjustments to U.S. GAAP include both reclassifications of U.S. GAAP revenue and expense items, as well as adjustments to U.S. GAAP results, primarily to exclude non-cash, non-economic expenses, or to reflect cash benefits not recognized under U.S. GAAP. The Company re-categorizes certain line items on the income statement to: • exclude the effect of Fund consolidation by removing the portion of Fund revenues, expenses and investment return which is not attributable to its shareholders. • include within management fee revenue any fees paid to Affiliates by consolidated Funds, which are viewed as investment income under U.S. GAAP. • include the Company’s share of earnings from equity-accounted Affiliates within other income, rather than investment income; • treat sales-based compensation as a general and administrative expense, rather than part of fixed compensation and benefits; • identify separately from operating expenses, variable compensation and Affiliate key employee distributions, which represent Affiliate earnings shared with Affiliate key employees; and • net the separate revenues and expenses recorded under U.S. GAAP for certain Fund expenses initially paid by the Company’s Affiliates on the Fund’s behalf and subsequently reimbursed, to better reflect the actual economics of the Company’s business. The Company also makes the following adjustments to U.S. GAAP results to more closely reflect its economic results by: i. excluding non-cash expenses representing changes in the value of Affiliate equity and profit interests held by Affiliate key employees. These ownership interests may in certain circumstances be repurchased by BrightSphere at a value based on a pre-determined fixed multiple of trailing earnings and as such this value is carried on the Company’s balance sheet as a liability. Non-cash movements in the value of this liability are treated as compensation expense under U.S. GAAP. However, any equity or profit interests repurchased by BrightSphere can be used to fund a portion of future variable compensation awards, resulting in savings in cash variable compensation that offset the negative cash effect of repurchasing the equity. ii. excluding non-cash amortization or impairment expenses related to acquired goodwill and other intangibles as these are non-cash charges that do not result in an outflow of tangible economic benefits from the business. It also excludes the amortization of acquisition-related contingent consideration, as well as the value of employee equity owned pre-acquisition, where such items have been included in compensation expense as a result of ongoing service requirements for certain employees. Please note that the revaluations related to these acquisition-related items are included in (i) above. iii. excluding capital transaction costs, including the costs of raising debt or equity, gains or losses realized as a result of redeeming debt or equity and direct incremental costs associated with acquisitions of businesses or assets. iv. excluding seed capital and co-investment gains, losses and related financing costs. The net returns on these investments are considered and presented separately from ENI because ENI is primarily a measure of the Company’s earnings from managing client assets, which therefore differs from earnings generated by its investments in Affiliate products, which can be variable from period to period. v. including cash tax benefits associated with deductions allowed for acquired intangibles and goodwill that may not be recognized or have timing differences compared to U.S. GAAP. vi. excluding the results of discontinued operations attributable to controlling interests since they are not part of the Company’s ongoing business, restructuring costs incurred in continuing operations and the impact of a one-time compensation arrangement entered into that includes advances against future compensation payments. vii. excluding deferred tax resulting from changes in tax law and expiration of statutes, adjustments for uncertain tax positions, deferred tax attributable to intangible assets and other unusual items not related to current operating results to reflect ENI tax normalization.

32 The Company adjusts its income tax expense to reflect any tax impact of its ENI adjustments. Adjusted EBITDA Adjusted EBITDA is defined as economic net income before interest, income taxes, depreciation and amortization. The Company notes that its calculation of Adjusted EBITDA may not be consistent with Adjusted EBITDA as calculated by other companies. The Company believes Adjusted EBITDA is a useful liquidity metric because it indicates the Company’s ability to make further investments in its business, service debt and meet working capital requirements. Refer to the reconciliation of U.S. GAAP net income attributable to controlling interests to ENI and Adjusted EBITDA. Segment ENI Segment ENI represents ENI for the Company’s reportable segment, calculated in accordance with the Company’s definition of Economic Net Income, before income tax, interest income and interest expense. Methodologies for calculating investment performance: Revenue-weighted investment performance measures the percentage of management fee revenue generated by Affiliate strategies which are beating benchmarks. It calculates each strategy’s percentage weight by taking its estimated composite revenue over total composite revenues in each period, then sums the total percentage of revenue for strategies outperforming. Equal-weighted investment performance measures the percentage of Affiliate scale strategies (defined as strategies with greater than $100 million of AUM) beating benchmarks. Each outperforming strategy over $100 million has the same weight; the calculation sums the number of strategies outperforming relative to the total number of composites over $100 million. Asset-weighted investment performance measures the percentage of AUM in strategies beating benchmarks. It calculates each strategy’s percentage weight by taking its composite AUM over total composite AUM in each period, then sums the total percentage of AUM for strategies outperforming. ENI operating earnings ENI operating earnings represents ENI earnings before Affiliate key employee distributions and is calculated as ENI revenue, less ENI operating expense, less ENI variable compensation. It differs from economic net income because it does not include the effects of Affiliate key employee distributions, net interest expense or income tax expense. ENI operating margin The ENI operating margin, which is calculated before Affiliate key employee distributions, is used by management and is useful to investors to evaluate the overall operating margin of the business without regard to the Company’s various ownership levels at each of the Affiliates. ENI operating margin is a non-GAAP efficiency measure, calculated based on ENI operating earnings divided by ENI revenue. The ENI operating margin is most comparable to the Company’s U.S. GAAP operating margin. ENI management fee revenue ENI Management fee revenue corresponds to U.S. GAAP management fee revenue. ENI operating expense ratio The ENI operating expense ratio is used by management and is useful to investors to evaluate the level of operating expense as measured against the Company’s recurring management fee revenue. The Company has provided this ratio since many operating expenses, including fixed compensation & benefits and general and administrative expense, are generally linked to the overall size of the business. The Company tracks this ratio as a key measure of scale economies at BrightSphere because in its profit sharing economic model, scale benefits both the Affiliate employees and BrightSphere shareholders. Definitions and Additional Notes

33 Definitions and Additional Notes ENI earnings before variable compensation ENI earnings before variable compensation is calculated as ENI revenue, less ENI operating expense. ENI variable compensation ratio The ENI variable compensation ratio is calculated as variable compensation divided by ENI earnings before variable compensation. It is used by management and is useful to investors to evaluate consolidated variable compensation as measured against the Company’s ENI earnings before variable compensation. Variable compensation is usually awarded based on a contractual percentage of each Affiliate’s ENI earnings before variable compensation and may be paid in the form of cash or non-cash Affiliate equity or profit interests. Center variable compensation includes cash and BrightSphere equity. Non-cash variable compensation awards typically vest over several years and are recognized as compensation expense over that service period. ENI Affiliate key employee distribution ratio The Affiliate key employee distribution ratio is calculated as Affiliate key employee distributions divided by ENI operating earnings. The ENI Affiliate key employee distribution ratio is used by management and is useful to investors to evaluate Affiliate key employee distributions as measured against the Company’s ENI operating earnings. Affiliate key employee distributions represent the share of Affiliate profits after variable compensation that is attributable to Affiliate key employee equity and profit interests holders, according to their ownership interests. At certain Affiliates, BSUS is entitled to an initial preference over profits after variable compensation, structured such that before a preference threshold is reached, there would be no required key employee distributions, whereas for profits above the threshold the key employee distribution amount would be calculated based on the key employee economic percentages at its consolidated Affiliates. U.S. GAAP operating margin U.S. GAAP operating margin equals operating income from continuing operations divided by total revenue. Consolidated Funds Financial information presented in accordance with U.S. GAAP may include the results of consolidated pooled investment vehicles, or Funds, managed by the Company’s Affiliates, where it has been determined that these entities are controlled by the Company. Financial results which are “attributable to controlling interests” exclude the impact of Funds to the extent it is not attributable to the Company’s shareholders. Annualized revenue impact of net flows (“NCCF”) Annualized revenue impact of net flows represents annualized management fees expected to be earned on new accounts and net assets contributed to existing accounts (inflows), less the annualized management fees lost on terminated accounts or net assets withdrawn from existing accounts (outflows), plus revenue impact from reinvested income and distribution. Annualized management fee for client flow is calculated by multiplying the annual gross fee rate for the relevant account with the inflow or the outflow, including equity-accounted Affiliates. In addition, reinvested income and distribution for each segment is multiplied by average fee rate for the respective segment to compute the revenue impact. Reinvested income and distributions Net flows include reinvested income and distributions made by BrightSphere’s Affiliates. Reinvested income and distributions represent investment yield not distributed as cash, and reinvested back to the portfolios. Realizations and Other Realizations include distributions related to the sale of alternative assets and represent return on investments. n/m “Not meaningful.”